  Exhibit 99.3

TPT Global Tech, Inc. Welcomes Major General John F. Wharton (USA, Ret.) To The Board Of Advisors

Former Commanding General of U.S. Army Research, Development and Engineering Command Brings Broad Technical Experience and Critical Connections to Company

SAN DIEGO, CA / ACCESSWIRE / March 9, 2021 / TPT Global Tech Inc. ("TPTW or TPT Global Tech")(OTCQB:TPTW) www.tptglobaltech.com based in San Diego, California, a technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication as well as technology solutions, today announced that Major General John F. Wharton (US Army Ret), former Commanding General of U.S Army Research, Development and Engineering Command, will be joining the TPT Global Tech Inc. Board of Advisors.

Major General Wharton is a career Army veteran with over 3 decades of Service to the Nation. In last military assignment, he was responsible for the U.S. Army's science and technology budget and programs with an annual operating budget of $6.2 billion. There he led more than 13,000 scientists, engineers and support personnel across all disciplines and sectors.

Major General Wharton will be providing guidance and expertise for TPTW's newly created Global Defense Division and helping the entire suite of TPTW offerings in his capacity as a member of the TPT Global Tech Advisory Board. He will work with the company's telecoms, satellite, 5G and radar technologies units and help with domestic and international business globally from Europe to the Middle East, the Caribbean and beyond.

Major General Wharton will also be assisting TPT Global Tech offering a wide range of services from the research, development, engineering and technology transfer counsel and how best to gain government awards. "I look forward to becoming part of the TPT Global Tech team working with my good friend Stephen Thomas and expanding the reach both nationally and internationally.

"As we ramp up our defense division and expand our company-wide offerings and technical expertise, Major General Wharton's experience, knowledge and government contacts will be a critical component to leading us forward," said Stephen J. Thomas, III, CEO of TPT Global Tech. "From telecommunications to software deployment and development, Major General Wharton's will be instrumental in building and expanding our capabilities in existing industry verticals while also helping us break into areas we had not previously explored but must participate in to get to where we want to be as a business."

About TPT Global Tech

TPT Global Tech Inc. based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

For more information about how TPT Global Tech's technologies and to schedule call with CEO Stephen Thomas or Major General Wharton, please contact Shep Doniger at 561-637-5750 and sdoniger@bdcginc.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech, Inc.